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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                August 13, 1998


                         CONNECTICUT WATER SERVICE, INC.
             (Exact name of registrant as specified in its charter)



                                   Connecticut

         (State or other jurisdiction of incorporation or organization)



          0-8084                                          06-0739839
(Commission File Number)                    (IRS Employer Identification Number)



93 West Main Street, Clinton, CT                            06413-0562

(Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code:       (860) 669-8630
                                                          --------------



                                       N/A

(Former name of former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

         On August 12, 1998 the registrant's Board of Directors adopted a new Shareholder Rights Plan to replace the existing rights plan adopted in 1988. See the press release dated August 13, 1998 attached as Exhibit 1 to this Form 8-K report.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

             (c) Exhibits

                 1. Registrant's press release dated August 13, 1998.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         CONNECTICUT WATER SERVICE, INC.


Date: August 18, 1998       By:   /s/
                                  Name:  David C. Benoit
                                  Title: Vice President - Finance and Treasurer

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                                                                       EXHIBIT 1

AUGUST 13, 1998                                                IMMEDIATE RELEASE

                                 PRESS RELEASE

Clinton, Connecticut: August 13, 1998 -- Connecticut Water Service, Inc. (CTWS) a water service company serving over 220,000 people in 35 towns throughout the State of Connecticut, announced today that on August 12th its Board of Directors adopted a new Shareholder Rights Plan to replace the existing Rights Plan adopted in 1988 and pursuant to the plan has declared a dividend distribution of one Right to purchase one one-hundredth of a share of Series A Junior Participating Preference Stock of the Company for each outstanding share of Common Stock. The distribution is payable on October 11, 1998 to shareholders of record on that date. The old rights plan will expire on October 11, 1998.

         Marshall T. Chiaraluce, Connecticut Water Service's President and Chief Executive Officer, stated that "As under our prior plan, the Rights are designed to assure that all of the company's shareholders receive fair and equal treatment in the event of any proposed takeover of the company and to guard against partial tender offers and other abusive tactics to gain control of the company without paying all shareholders a fair price for their investment in the company. The Rights are intended to enable all Connecticut Water Service shareholders to realize the long-term value of their investment in the company. The Shareholder Rights Plan does not prevent a takeover, but should encourage anyone seeking to acquire the company to negotiate with the Board prior to attempting a takeover. The new Shareholder Rights Plan was not adopted in response to any known effort to acquire Connecticut Water Service."

         Under the terms of the new Shareholder Rights Plan, each Right will entitle shareholders to buy one one-hundredth of a share of Series A Junior Participating Preference Stock at a purchase price of $90, and the plan will expire October 11, 2008. The new Shareholder Rights Plan will take effect after the three-for-two stock split announced earlier today by the Company and the $90 per share price gives effect to the stock split. The Rights will be exercisable only if a person or group acquires 15% or more of the company's common stock or announces a tender or exchange offer for 15% or more of the company's common stock. The Board will be entitled to redeem the Rights at $0.01 per Right at any time before such acquisition occurs and upon certain conditions after such a position has been acquired.

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     Upon the acquisition of 15% or more of Connecticut Water Service's common stock by any person or group, each Right will entitle its holder to purchase, at the Right's purchase price, a number of shares of Connecticut Water Service common stock having a market value equal to twice the Right's purchase price.
In such event, Rights held by the acquiring person will not be allowed to purchase any Connecticut Water Service common stock or other securities of Connecticut Water Service. If, after the Rights have been distributed and are transferable, Connecticut Water Service should consolidate with or merge with and into any other person and Connecticut Water Service should not be the surviving company, or, if Connecticut Water Service should be the surviving company and all or part of its common stock should be exchanged for the securities of any other person, or if more than 50% of the assets or earning power of Connecticut Water Service were sold, each Right will entitle its holder to purchase, at the Right's purchase price, a number of shares of the acquiring company's common stock having a market value at that time equal to twice the Right's purchase price.

                                      ****

News media contact:

                   David C. Benoit, Vice President -- Finance
                         Connecticut Water Service, Inc.
                  93 West Main Street, Clinton, CT 06413-1600
                            (860) 669-8630 Ext. 230